UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 9, 2005 (December 5, 2005)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 5, 2005, the Compensation Committee of the Board of Directors of Quality Distribution, Inc. (“Quality”) approved the vesting on December 31, 2005 of all unvested options under the Quality Distribution, Inc. 2003 Stock Option Plan (the “2003 Option Plan”) with an exercise price of $8.00 or higher. Under the 2003 Option Plan, options generally vest ratably over four years from the grant date. As a result of the accelerated vesting, approximately 744,000 options currently outstanding under the 2003 Option Plan will become exercisable on December 31, 2005, of which approximately 224,000 are currently held by executive officers and members of the Board of Directors. None of these options is in-the-money as of the date of this Current Report on Form 8-K.

The Compensation Committee considered several factors in determining to authorize the option acceleration, including the effect on Quality’s reported stock option expense in future periods, the comparability of Quality’s statements of operations in prior and subsequent periods and the potential benefit to Quality and its shareholders in retaining the services of affected directors, officers and employees. The Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” will require Quality to amortize the fair value of unvested stock options as of Quality’s fiscal year beginning January 1, 2006. By accelerating the vesting of the affected stock options now, Quality would greatly reduce the future need to report non-cash compensation expense for these options. Quality also would not recognize any compensation expense in its quarter ended December 31, 2005 as a result of the acceleration unless the closing price of Quality’s common stock is greater than $8 per share on December 30, 2005 (the final trading day of the year).

The Compensation Committee also adopted a compensation bonus plan for Quality’s fiscal year ended December 31, 2006. All of Quality’s non-represented employees who are employed by Quality on the dates of the payouts under the bonus plan are eligible to participate in the bonus plan. Each eligible employee’s bonus is based upon the achievement by Quality of certain earnings per share thresholds for 2006. The aggregate bonus pool is approximately $2.1 million and would be distributed to employees based on job classification, subject to review by a committee of senior executives.

A summary of the bonus plan is attached hereto as Exhibit 10.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Summary of the 2006 Quality Distribution, Inc. Compensation Bonus Plan

This Current Report on Form 8-K contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, these risks and uncertainties include the Company’s substantial leverage, economic factors, downturns in customers’ business cycles or in the national economy, dependence on affiliates and owner-operators, change in government regulation, fluctuations in fuel pricing or availability, increases in interest rates, changes in senior management, and the Company’s ability to attract and retain qualified drivers. Readers are urged to carefully review and consider the various disclosures made by the Company in its quarterly report on Form 10-Q and the risk factors disclosed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: December 9, 2005	By:	/s/ Gerald L. Detter
	Name:	Gerald L. Detter
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Summary of the 2006 Quality Distribution, Inc. Compensation Bonus Plan

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